As filed with the Securities and Exchange Commission on July 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

Kansas	45-4082531
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Commercial Street	66002
Box 130	(Zip Code)
Atchison, Kansas
(Address of Principal Executive Offices)

MGP Ingredients, Inc. Amended and Restated 2024 Equity Incentive Plan

(Full title of the plan)

Kathleen Molamphy

Chief Legal and Human Resources Officer, Secretary

100 Commercial Street, Box 130

Atchison, Kansas 66002

(Name and address of agent for service)

(913) 367-1480

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed to register 769,821 additional shares of the common stock, no par value (the “Common Stock”), of MGP Ingredients, Inc. (the “Registrant”), reserved for issuance under the MGP Ingredients, Inc. Amended and Restated 2024 Equity Incentive Plan (the “Restated 2024 Plan”), which amended and restated the Registrant’s 2024 Equity Incentive Plan (the “2024 Plan”). The 769,821 shares of Common Stock registered on this Form S-8 are comprised of 750,000 shares of Common Stock newly reserved for issuance under the Restated 2024 Plan as approved by the stockholders of the Registrant on May 13, 2026, plus 19,821 shares of Common Stock that became available for issuance under the Restated Plan as a result of the expiration, cancellation or forfeiture of awards under the MGP Ingredients, Inc. 2014 Equity Incentive Plan

An aggregate of 1,319,320 shares of the Registrant’s Common Stock was previously registered for issuance under the 2024 Plan pursuant to a Registration Statement on Form S-8 (No. 333-279679) filed with the Securities and Exchange Commission (the “Commission”) on May 23, 2024. Such Registration Statement is currently effective and the contents thereof are incorporated herein by reference except to the extent that such content is superseded by the items appearing below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
3.1	Amended Articles of Incorporation of MGP Ingredients, Inc. (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed January 5, 2012).
3.2	Certificate of Amendment of Articles of Incorporation of MGP Ingredients, Inc. (Incorporated by reference to Exhibit A of the Registrant's Proxy Statement on Schedule 14A filed April 21, 2014).
3.3	Amended and Restated Bylaws of MGP Ingredients, Inc., dated December 11, 2025 (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed December 16, 2025).
5.1*	Opinion of Stinson LLP.
10.1	MGP Ingredients, Inc. Amended and Restated 2024 Equity Incentive Plan (Incorporated by reference to Appendix A of the Registrant's Proxy Statement on Schedule 14A filed April 9, 2026).
23.1*	Consent of KPMG, LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Stinson LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the Signature Page of this Registration Statement).
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on July 29, 2026.

MGP INGREDIENTS, INC.

By:	/s/ Julie M. Francis
Julie M. Francis
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of MGP Ingredients, Inc., hereby severally constitute and appoint Julie M. Francis, Brandon M. Gall and Kathleen Molamphy, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Julie M. Francis	President, Chief Executive Officer and Director	July 29, 2026
Julie M. Francis	(Principal Executive Officer)

/s/ Brandon M. Gall	Chief Financial Officer	July 29, 2026
Brandon M. Gall	(Principal Financial and Accounting Officer)

/s/ Thomas A. Gerke	Director	July 29, 2026
Thomas A. Gerke

/s/ Gerardo I. Lopez	Director	July 29, 2026
Gerardo I. Lopez

/s/ Jennifer Lowry	Director	July 29, 2026
Jennifer Lowry

/s/ Donn Lux	Director	July 29, 2026
Donn Lux

/s/ Lori L.S. Mingus	Director	July 29, 2026
Lori L.S. Mingus

/s/ Mercedes Romero	Director	July 29, 2026
Mercedes Romero

/s/ Martin Roper	Director	July 29, 2026
Martin Roper

/s/ Todd B. Siwak	Director	July 29, 2026
Todd B. Siwak